UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2018

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza, New York, New York	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2018, The Madison Square Garden Company (the “Company”) entered into an employment agreement with James L. Dolan, the Company’s Executive Chairman and Chief Executive Officer, which became effective as of October 3, 2018. The employment agreement replaces Mr. Dolan’s existing employment agreement with the Company and reflects his additional responsibilities as Chief Executive Officer, which became effective on November 13, 2017.

Pursuant to the employment agreement, Mr. Dolan will continue to receive an annual base salary of not less than $1,000,000 and will remain eligible to participate in the Company’s discretionary annual cash incentive program with a continued annual target bonus opportunity equal to not less than 200% of his annual base salary. Under the agreement, Mr. Dolan continues to be eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

Mr. Dolan will also continue to participate in future long-term incentive programs that are made available to similarly situated executives of the Company, subject to Mr. Dolan’s continued employment by the Company. Beginning with the fiscal year ending June 30, 2019, it is expected that Mr. Dolan will receive annual grants of cash and/or equity long-term incentive awards with an aggregate target value of not less than $9,000,000 as determined by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors in its discretion. Under Mr. Dolan’s prior employment agreement, he was expected to receive long-term incentive awards with an aggregate target value of not less than $7,500,000. Additionally, in recognition of Mr. Dolan’s service as Chief Executive Officer for seven months of the Company’s fiscal year ended June 30, 2018, Mr. Dolan will be entitled to a make-whole award with a target value of $875,000 (the “FY 2018 Award”). The FY 2018 Award will be comprised of 50% restricted stock units, two-thirds of which vest on August 30, 2019 and the remainder of which vest on August 30, 2020, and 50% performance restricted stock units, which vest on the same schedule (and subject to the same performance targets) as the performance stock units previously granted to Mr. Dolan with respect to that fiscal year.

In addition, promptly after the execution of the employment agreement, the Company will grant Mr. Dolan a one-time special award of (x) performance stock units with an aggregate grant date fair value of $10,000,000 (the “Special PSU Grant”) and (y) three grants of stock options, each of which has a grant date fair value of $10,000,000 (the “Option Grants”). Subject to the terms of the award agreement, 75% of the Special PSU Grant will vest on September 15, 2021, the same time as the performance stock units previously granted to Mr. Dolan with respect to the Company’s current fiscal year ending June 30, 2019, and the remaining 25% will vest on September 15, 2022, in each case subject to the same performance targets as the performance stock units previously granted to Mr. Dolan with respect to the Company’s current fiscal year ending June 30, 2019. The three Option Grants will have exercise prices as follows: one will equal the grant date closing price of the Company’s Class A common stock, one will equal 110% of the grant date closing price of the Company’s Class A common stock and one will equal 125% of the grant date closing price of the Company’s Class A common stock. Each of the Option Grants will vest in four equal annual installments beginning on September 15, 2019, subject to the terms of the award agreements, and expire not later than 7.5 years after the date of grant.

If, on or prior to December 31, 2023, Mr. Dolan’s employment is terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. Dolan for “good reason” (as defined in the agreement) so long as cause does not then exist, then, subject to Mr. Dolan’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Dolan’s annual base salary and annual target bonus, (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred, (c) each of Mr. Dolan’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Dolan to the same extent that other similarly situated active executives receive payment, (d) all of the time-based restrictions on each of Mr. Dolan’s outstanding restricted stock or restricted stock units (including performance stock units) granted to him under the plans of the Company will immediately be eliminated and will be payable or deliverable to Mr. Dolan subject to satisfaction of any applicable performance criteria, and (e) each of Mr. Dolan’s outstanding stock options and stock appreciation awards under the plans of the Company will immediately vest.

The employment agreement recognizes that Mr. Dolan will be employed by MSG Networks Inc. (“MSG Networks”) during his employment with the Company. If Mr. Dolan’s employment with MSG Networks is terminated without “cause” or for “good reason” (as those terms are defined in Mr. Dolan’s employment agreement with MSG Networks) prior to December 31, 2023, and while Mr. Dolan remains employed by the Company, then the Compensation Committee may either (1) increase Mr. Dolan’s target annual compensation (consisting of his annual base salary, target annual bonus percentage and minimum annual target long-term incentive value) to equal the aggregate target annual compensation to which Mr. Dolan was entitled from the Company and from MSG Networks at the time of such MSG Networks termination, or (2) elect not to increase Mr. Dolan’s target annual compensation, in which case Mr. Dolan will have good reason to resign his employment within 20 days following the Compensation Committee’s election, and receive the MSG Networks Severance Amount (as defined below) in addition to the severance payments and benefits described in the preceding paragraph. If the Compensation Committee elects to increase Mr. Dolan’s compensation pursuant to clause (1) above, then his target annual compensation may be increased up to a maximum annual base salary of $2,000,000, annual bonus opportunity of 200% of base salary and a maximum annual target long-term incentive of $15,000,000. The amount of any such increase is the “incremental compensation.” Mr. Dolan will not receive a cash severance payment from MSG Networks (the “MSG Networks Severance Amount”) on such a termination, which amount will instead be paid by MSG Networks to the Company. Additionally, if, following an MSG Networks termination, Mr. Dolan’s employment with the Company is terminated after December 31, 2023, without cause, for good reason or due to death or disability, then Mr. Dolan will be entitled to an additional severance payment from the Company equal to the MSG Networks Severance Amount less the aggregate incremental compensation paid or awarded to Mr. Dolan by the Company after the MSG Networks termination.

The employment agreement contains certain covenants by Mr. Dolan including a noncompetition agreement that restricts Mr. Dolan’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

The description above is qualified in its entirety by reference to Mr. Dolan’s Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated as of October 3, 2018, between The Madison Square Garden Company and James L. Dolan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY
(Registrant)

By:	/s/ Lawrence J. Burian
Name:	Lawrence J. Burian
Title:	Executive Vice President, General Counsel and Secretary

Dated: October 4, 2018